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                                                                     EXHIBIT 8.1

                        [LETTERHEAD OF LATHAM & WATKINS]

                                         , 1999

Mattel, Inc.
333 Continental Boulevard
El Segundo, California 90245

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

  We have acted as tax counsel to Mattel, Inc., a Delaware corporation (the "Company"), in connection with its issuance of up to 10,734,400 shares of $1.00 par value common stock of the Company pursuant to the registration statement filed with the Securities and Exchange Commission (the "Commission") on Form S-
3 on            , 1999, (file No. 333-73177), as amended (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement"). You have requested our opinion concerning the material federal income tax consequences to certain persons acquiring the securities described above in connection with the Registration Statement.

  In formulating our opinion, we have examined such documents, corporate records, or other instruments as we deemed necessary or appropriate, including
(1) the Registration Statement, (2) the Articles of Arrangement with respect to the exchangeable shares, (3) the Voting and Exchange Trust Agreement and the Voting and Exchange Trust Supplement with respect to the exchangeable shares,
(4) the indenture and the other documents and agreements relating to the notes, and such other documents, corporate records, and instruments as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of the Company. We have made such further legal and factual examinations and inquiries as we deemed necessary or appropriate for purposes of this opinion. We have not made an independent investigation or audit of the facts contained in the above referenced documents or otherwise discovered through our consultation with officers and representatives of the Company.

  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. Our opinion set forth below further assumes (1) the accuracy of (a) the statements and facts set forth in the Registration Statement and in the other documents examined by us, and (b) the statements made to us by the officers and representatives of the Company, in connection with formulating our opinion, (2) the consummation of the exchange of exchangeable shares in the manner contemplated by, and in accordance with the terms set forth in, the Articles of Arrangement, the Voting and Exchange Trust Agreement, the Voting and Exchange Trust Supplement, and the
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Mattel, Inc.
       , 1999
Page 2

Registration Statement, and (3) the consummation of the conversion of notes in the manner contemplated by, and in accordance with the terms set forth in, the indenture and the other documents and agreements relating to the notes, and the Registration Statement.

  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

  Based on such facts, assumptions and representations, it is our opinion that the information set forth in the Registration Statement under the caption "Income Tax Considerations Regarding Our Common Stock, the Exchange of Exchangeable Shares and the Conversion of Notes--United States federal tax considerations" describes, subject to the limitations set forth therein, the material federal income tax considerations relevant to the acquisition of the Company's common stock pursuant to the Registration Statement.

  No opinion is expressed as to any matter not discussed herein.

  This opinion is based on various statutory provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion after the effectiveness of the Registration Statement.

  Except as provided below, this opinion is rendered only to you, and is for your use in connection with the issuance of common stock by the Company pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by the investors who acquire common stock of the Company pursuant to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Income Tax Considerations Regarding Our Common Stock, the Exchange of Exchangeable Shares and the Conversion of Notes--United States federal tax considerations" and "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.

                                          Very truly yours,